SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2006

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 16, 2006, the Compensation Committee (“Committee”) of the Board of Trustees of Federal Realty Investment Trust (“Trust”) approved the following compensation arrangements for the Trust’s named executive officers: (a) 2006 fiscal year base salaries, effective as of January 1, 2006, as follows: Donald C. Wood, President and Chief Executive Officer – $600,000; Dawn M. Becker, Executive Vice President-General Counsel and Secretary – $250,000; Jeffrey S. Berkes, Executive Vice President-Chief Investment Officer – $300,000; and Larry E. Finger, Executive Vice President-Chief Financial Officer – $350,000; (b) bonus payments pursuant to the Trust’s annual incentive bonus plan applicable to all corporate employees, determined on the basis of the funds from operations achieved by the Trust in fiscal year 2005 and the individual performance of each of the named executive officers; (c) equity awards pursuant to the Trust’s long-term incentive award program applicable to all of the Trust’s officers and participants in its internal leadership and development program determined on the basis of the Trust’s relative total return to shareholders from January 2003 through December 2005, absolute total return to shareholders from January 2004 through December 2005 and return on invested capital from January 2004 through December 2005; and (d) a one-time restricted stock award of $250,000 for each of Ms. Becker and Mr. Berkes for their work on the condominium sales at Santana Row.

On February 17, 2006, the Board of Trustees of the Trust, on recommendation of the Nominating and Corporate Governance Committee, increased the annual retainer for Trustees to $80,000 and the annual retainer for the non-executive Chairman of the Board to $135,000, an increase in each case of $10,000 per year.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 17, 2006, the Board of Trustees of the Trust, on recommendation of the Nominating and Corporate Governance Committee, adopted an amendment to Article II, Section 8 of the Trust’s Bylaws regarding election of Trustees. Under the new provision, a Trustee must receive a majority of votes cast at a meeting to be elected in any uncontested election and a plurality of votes cast at a meeting to be elected in any contested election. A copy of the amendment is filed herewith as an exhibit, and a copy of the revised Bylaws, including the amended provision, will be filed as an exhibit to our next applicable periodic report or registration statement. The effective date of the amendment was February 17, 2006.

Item 9.01	Financial Statements and Exhibits

	(a)	Financial Statements

Not applicable.

	(b)	Pro Forma Financial Information

Not applicable.

	(c)	Shell Company Transactions

Not applicable.

	(d)	Exhibits

The following Exhibit is included in the Form 8-K:

		Exhibit	Description of Exhibit

		3.1	Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: February 23, 2006	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary